Exhibit 99.1

HO WAH GENTING GROUP LIMITED

HO WAH GENTING GROUP SDN BHD

FINANCIAL STATEMENTS

Table of Contents

Page Number
Report of Independent Registered Public Accounting Firm	F-2

Audited Financial Statements of HWGG for the year ended December 31, 2015

Balance Sheets as of December 31, 2015 and December 31, 2014	F-3

Statements of Operations and Comprehensive Loss for the year ended December 31, 2015 and the year ended December 31, 2014	F-4

Statements of Changes in Stockholders’ Equity	F-5

Statements of Cash Flows for the year ended December 31, 2015 and the year ended December 31, 2014	F-6

Notes to Financial Statements	F-7 – F-23

Unaudited Consolidated Financial Statements of Ho Wah SDN BHD for the period from January 1, 2016 through September 30, 2016

Balance Sheets as of September 30, 2016 and December 31, 2015	F-24

Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2016 and September 30, 2015	F-25

Statements of Cash Flows for the nine months ended September 30, 2016 and September 30, 2015	F-26

Notes to Financial Statements	F-27 – F-43

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of

Ho Wah Genting Group SDN BHD (“the Company”)

We have audited the accompanying consolidated balance sheets of Ho Wah Genting Group SDN BHD and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015 and 2014, and the results of its operations, changes in stockholders’ equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ DCAW (CPA) Limited

Certified Public Accounts

Hong Kong, China

November 8, 2016

F-2

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	As of	As of
	December 31,	December 31,
	2015	2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$471,907	$6,117
Other receivables, deposits and prepayment	2,175	447
Amount due from a director	578,358	587,447
Amount due from related company	236,279	-
Short-term investments	40,979	-
Total Current Assets	1,329,698	594,011

PROPERTY AND EQUIPMENT, NET	86,471	75,882
TOTAL ASSETS	$1,416,169	$669,893

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Other payables and accrued expenses	$906,941	$648
Amount due to directors	7,736	-
Total Current Liabilities	914,677	648

STOCKHOLDERS’ EQUITY
Common stock (MYR 1 Malaysian ringgit par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding as of December 31, 2015 and December 31, 2014)	402,172	402,172
Retained earnings	265,355	425,435
Non-controlling interest	101,861	-
Accumulated other comprehensive income	(267,896)	(158,362)
Total Stockholders’ Equity	501,492	669,245

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,416,169	$669,893

The accompanying notes are an integral part of the consolidated financial statements.

F-3

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the year ended December 31,
	2015	2014

REVENUE	$35,019	$7,340

COST OF REVENUE	10,194	-

GROSS PROFIT	24,825	7,340

OPERATING EXPENSES
Administrative expenses	(211,133)	(6,301)
Goodwill written off	(4,662)	-
Total Operating Expenses	(215,795)	(6,301)

LOSS FROM OPERATIONS	(190,970)	1,039

OTHER (EXPENSES) INCOME, NET
Other income	18,945	-
Fair value gain on short-term investments	820	-
Total Other (Expenses) Income, net	19,765	-

NET LOSS BEFORE TAXES	(171,205)	1,039

Income tax expense	(121)	(1,072)

NET LOSS	(171,326)	(33)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation (loss) gain	(122,661)	(41,411)

TOTAL COMPREHENSIVE LOSS	(293,987)	(41,444)

Net loss contributed to non-controlling interest	$(11,246)	$-
Net loss contributed to shareholders	(160,080)	(33)

Total comprehensive loss contributed to non-controlling interest	$(33,271)	$-
Total comprehensive loss contributed to shareholders	(260,716)	(41,444)

Net loss per share
- basic and diluted	(0.16)	(0.00)

Weighted average number of shares outstanding during the period
- basic and diluted	1,000,000	1,000,000

The accompanying notes are an integral part of the consolidated financial statements

F-4

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

					Accumulated
	Common stock			Non	other
	Number of		Accumulated	controlling	comprehensive
	shares	Amount	deficit	interest	income (loss)	Total

Balance at December 31, 2013	1,000,000	$402,172	$425,468	$-	$(116,951)	$710,689
Net loss	-	-	(33)	-	-	(33)
Foreign currency translation gain	-	-	-	-	(41,411)	(41,411)
Balance at December 31, 2014	1,000,000	402,172	425,435	-	(158,362)	669,245
Acquisition of subsidiary	-	-		126,234	-	126,234
Net loss	-	-	(160,080)	(11,246)	-	(171,326)
Foreign currency translation gain	-	-	-	(13,127)	(109,534)	(122,661)
Balance at December 31, 2015	1,000,000	$402,172	$265,355	$101,861	$(267,896)	$501,492

The accompanying notes are an integral part of the consolidated financial statements.

F-5

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(160,080)	(33)
Adjusted to reconcile net loss to net cash used in operating activities:
Depreciation – property and equipment	3,823	1,935
Other receivables, deposits and prepayment	(1,728)	39
Due from related party	(236,279)	-
Other payables and accrued expenses	906,293	(157,315)
Advance from director	16,825	-
Income tax payable	-	7
Net cash generated from (used in) operating activities	528,854	(155,367)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(27,741)	-
Revocation of property, plant and equipment	-	156,932
Purchase of equity instruments	(40,979)	-
Net cash used in investing activities	(68,720)	156,932

CASH FLOWS FROM FINANCING ACTIVITIES
Loss attributable to non-controlling interest	92,963	-
Net cash provided by financing activities	92,963	-

EFFECT OF EXCHANGE RATES ON CASH	(87,307)	(422)

NET INCREASE IN CASH AND CASH EQUIVALENTS	465,790	1,143

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,117	4,974

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$471,907	$6,117

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$-	$-

Cash paid for income tax	$121	1,072

The accompanying notes are an integral part of the consolidated financial statements.

F-6

HO WAH GENTING GROUP SDN BHD

NOTES TO FINANCIAL STATEMENTS

(In U.S. dollars)

1.	ORGANIZATION AND BUSINESS

Ho Wah Genting Group SDN BHD (“HWGG” or “Company”), was incorporated in Malaysia on September 2, 1985. The Company is primarily engaged in property investment holding, travel agency services and information technology services.

On June 25, 2015 the Company acquired 65% of the equity interests of Beedo SDN BHD (“Beedo”). On July 7, 2015, Beedo increased its issued and paid-up shares from 2,500 to 1,000,000. HWGG acquired an additional 508,375 shares on that date, making its balance of shares 510,000 and effectively diluting its shareholding in Beedo from 65% to 51%. Beedo is mainly engaged in the provision of information technology services (see Note 10).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Principles of consolidation

The consolidated financial statements include the accounts of HWGG and its subsidiary, Beedo, collectively referred to within as the Company. All material intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translation and transactions

The functional currency of the Company is the Malaysian Ringgit (“MYR”) and reporting currency of the Company is the United States Dollar (“USD”). The financial statements of the Company are translated into USD using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity.

F-7

Cash and cash equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As at December 31, 2015 and 2014, the Company’s cash and cash equivalents were comprised of cash in bank of $471,907 and $6,117 respectively.

Investments

The Company invests its excess cash primarily in equity instruments of high-quality corporate issuers listed on the Main Board of Bursa Malaysia. Such securities are classified as short-term investments. They are classified as available-for-sale and carried at fair value.

Changes in the value of these investments are primarily related to changes in their share prices and are considered to be temporary in nature. Except for declines in fair value that are not considered temporary, net unrealized gains or losses on these investments are reported in the Consolidated Statements of Comprehensive Loss. The Company recognizes realized gains and losses upon sale of investments using the specific identification method.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of December31, 2015 and 2014, none of the Company’s assets and liabilities were required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Leasehold building	50 years

Computer and software	5 years

Furniture and fixtures	5 years

Leasehold improvement	10 years

F-8

Goodwill and intangible assets

Goodwill is calculated as the purchase premium after adjusting for the fair value of net assets acquired. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or when events or circumstances indicate a potential impairment, at the reporting unit level.

Under applicable accounting guidance, the goodwill impairment analysis is a two-step test. The first step of the goodwill impairment test involves comparing the fair value of each reporting unit with its carrying amount including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, the second step must be performed to measure potential impairment. The second step involves calculating an implied fair value of goodwill for each reporting unit for which the first step indicated possible impairment. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination, which is the excess of the fair value of the reporting unit, as determined in the first step, over the aggregate fair values of the assets, liabilities and identifiable intangibles as if the reporting unit was being acquired in a business combination.

Measurement of the fair values of the assets and liabilities of a reporting unit is consistent with the requirements of the fair value measurements accounting guidance, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The adjustments to measure the assets, liabilities, and intangibles at fair value are for the purpose of measuring the implied fair value of goodwill and such adjustments are not reflected in the consolidation balance sheet. If the implied fair value of goodwill exceeds the goodwill assigned to the reporting unit, there is no impairment. If the goodwill assigned to a reporting unit exceeds the implied fair value of goodwill, an impairment charge is recorded for the excess. An impairment loss recognized cannot exceed the amount of goodwill assigned to a reporting unit. An impairment loss establishes a new basis in the goodwill and subsequent reversals of goodwill impairment losses are not permitted under applicable accounting guidance.

Goodwill amounting to $4,662 was generated from the acquisition of Beedo on June 25, 2015. In 2015, the Company recorded a goodwill write-down of $4,662, which eliminated all remaining goodwill of the Company. Goodwill was determined to have been impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income. Furthermore, the Company’s anticipated future cash flows indicate that the recoverability of goodwill is not reasonably assured. The goodwill write-down was included as a component of operating expense in 2015.

For intangible assets subject to amortization, an impairment loss is recognized if the carrying amount of the intangible asset is not recoverable and exceeds fair value. The carrying amount of the intangible asset is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset.

Revenue recognition

The Company provides rental and information technology services to customers. For the years ended December 31, 2015 and 2014, the Company has recognized $6,147 and $7,340 in lease revenue respectively, based upon its annual rental over the life of the operating lease. Lease revenue is recognized using the straight-line method in accordance with ASC Topic 970-605, “Real Estate – General – Revenue Recognition” (“ASC Topic 970-605”). For the years ended December 31, 2015 and 2014, the Company has recognized $28,872 and nil respectively in revenue from the provision of information technology services. Revenue from the provision of information technology services is recognized when (a) there is persuasive evidence that an arrangement exists, (b) delivery has occurred, (c) the vendor’s fee is fixed or determinable and (d) collectability is probable in accordance with ASC Topic 985-605, “Software – Revenue Recognition” (“ASC 985-605”).

Income taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the combined financial statements.Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

F-9

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes are classified as a component of the provisions for income taxes. The Company recognized $121 and $1,072 income tax expense for the year ended December 31, 2015 and 2014 respectively.

Comprehensive loss

Comprehensive loss includes net loss and cumulative foreign currency translation adjustments and is reported in the Combined Statement of Comprehensive Loss.

Loss per share

The loss per share is computed using the weighted average number of shares outstanding during the fiscal years. For the years ended December 31, 2015 and 2014, there is no dilutive effect due to net loss for the periods.

Segment reporting

ASC Topic 280 requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. During the year ended December 31, 2015, the Company operated in three reportable business segments: (1) investment property holding which generates rental income from the leasing out of its leasehold building, (2) information technology services, which generates revenue from the provision of information technology services, (3) the others which comprise of general operating and administrative expenses, and other income/expenses not directly attributable to the sources of revenue of the Company for the years ended December 31, 2015 and 2014.

Related party transactions

A related party is generally defined as:

(i) any person that holds the Company’s securities including such person’s immediate families,

(ii) the Company’s management,

(iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or

(iv) anyone who can significantly influence the financial and operating decisions of the Company.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

F-10

Recently issued accounting pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.

The FASB issued this ASU as part of its initiative to reduce complexity in accounting standards. The objective of the simplification initiative is to identify, evaluate, and improve areas of U.S. GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements.

This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The FASB heard from stakeholders that the concept of extraordinary items causes uncertainty because it is unclear when an item should be considered both unusual and infrequent. Additionally, some stakeholders said that although users find information about unusual or infrequent events and transactions useful, they do not find the extraordinary item classification and presentation necessary to identify those events and transactions. Other stakeholders noted that it is extremely rare in current practice for a transaction or event to meet the requirements to be presented as an extraordinary item.

This ASU will also align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The FASB has issued an Accounting Standards Update (ASU) No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions).

The ASU focuses on the consolidation evaluation for reporting organizations (public and private companies and not-for-profit organizations) that are required to evaluate whether they should consolidate certain legal entities.

In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification™ and improves current GAAP by:

-Placing more emphasis on risk of loss when determining a controlling financial interest. A reporting organization may no longer have to consolidate a legal entity in certain circumstances based solely on its fee arrangement, when certain criteria are met.

F-11

-Reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (VIE).

-Changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs.

The ASU will be effective for periods beginning after December 15, 2015, for public companies. For private companies and not-for-profit organizations, the ASU will be effective for annual periods beginning after December 15, 2016; and for interim periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period.

The FASB has issued Accounting Standards Update No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. Existing GAAP does not include explicit guidance about a customer’s accounting for fees paid in a cloud computing arrangement. Examples of cloud computing arrangements include: (a) software as a service; (b) platform as a service; (c) infrastructure as a service; and (d) other similar hosting arrangements.

The amendments add guidance to Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software, which will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The guidance already exists in the FASB Accounting Standards Codification™ in paragraphs 985-605-55-121 through 55-123, but it is included in a Subtopic applied by cloud service providers to determine whether an arrangement includes the sale or license of software.

The amendments provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments do not change the accounting for a customer’s accounting for service contracts. As a result of the amendments, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets.

For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities.

An entity can elect to adopt the amendments either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. For prospective transition, the only disclosure requirements at transition are the nature of and reason for the change in accounting principle, the transition method, and a qualitative description of the financial statement line items affected by the change. For retrospective transition, the disclosure requirements at transition include the requirements for prospective transition and quantitative information about the effects of the accounting change.

The FASB has issued ASU No. 2015-06, Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (a consensus of the FASB Emerging Issues Task Force). The amendments apply to master limited partnerships subject to the Master Limited Partnerships Subsections of Topic 260, Earnings per Share, that receive net assets through a dropdown transaction.

F-12

The amendments specify that for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required.

Current GAAP does not contain guidance for master limited partnerships that specifies how historical earnings per unit should be affected when a dropdown transaction occurs that is accounted for as a transaction between entities under common control.

The amendments are effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments should be applied retrospectively for all financial statements presented.

The FASB has issued Accounting Standards Update 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). The amendments apply to reporting entities that elect to measure the fair value of an investment using the net asset value per share (or its equivalent) practical expedient.

Topic 820, Fair Value Measurement, permits a reporting entity, as a practical expedient, to measure the fair value of certain investments using the net asset value per share of the investment. Currently, investments valued using the practical expedient are categorized within the fair value hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. For investments that are redeemable with the investee at a future date, a reporting entity must consider the length of time until those investments become redeemable to determine the classification within the fair value hierarchy.

The amendments remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted.

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

F-13

2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09. The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

F-14

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09.

The FASB has issued Accounting Standards Update (ASU) No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments.

.S. GAAP currently requires that during the measurement period, the acquirer retrospectively adjust the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Those adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts initially recognized or would have resulted in the recognition of additional assets or liabilities. The acquirer also must revise comparative information for prior periods presented in financial statements as needed, including revising depreciation, amortization, or other income effects as a result of changes made to provisional amounts.

The amendments require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.

The amendments require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date.

For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued.

The only disclosures required at transition should be the nature of and reason for the change in accounting principle. An entity should disclose that information in the first annual period of adoption and in the interim periods within the first annual period if there is a measurement-period adjustment during the first annual period in which the changes are effective.

The FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets.

F-15

The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.

The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

3.	CASH AND AVAILABLE FOR SALE SECURITIES

	Estimated Fair Value
	As of December 31, 2015	As of December 31, 2014
Cash and cash equivalents:
Cash	$471,907	$6,117
Short-term investments:
Quoted shares in Malaysia	40,979	-
Total short-term investments	40,979	-
Total cash, and cash equivalents, and short-term investments	$512,886	$6,117

Realized gains and realized losses were not significant for either of the years ended December 31, 2015 or 2014. As of December 31, 2015, unrealized gain on investments was $820. As of December 31, 2014 there was no unrealized loss on investment.

During the years ended December 31, 2015 and 2014, the Company did not recognize any impairment charges on outstanding investments. As of December 31, 2015, the Company did not consider any of its investments to be other-than-temporarily impaired.

4.	OTHER RECEIVABLES, NET

Other receivables consist of the following:

	As of December 31, 2015	As of December 31, 2014

Deposits	$2,175	$352
Prepayment	-	95
	$2,175	$447

Other receivables consisted of deposits paid for telephone, electricity, water, car park, rental, utilities and maintenance fees.

F-16

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of December 31, 2015	As of December 31, 2014

Leasehold building	$73,741	$90,515
Computer and software	1,024	-
Furniture and fixtures	22,254	-
Leasehold improvement	4,971	-
	101,990	90,515

Less: Accumulated depreciation	(15,519)	(14,633)

Balance at end of year	$86,471	$75,882

Depreciation expenses charged to the statements of operations with the average exchange rate for the year ended December 31, 2015 and the year ended December 31, 2014 were $3,823 and $1,935, respectively.

6.	OTHER PAYABLES AND ACCRUALS

	As of December 31, 2015	As of December 31, 2014

Other payables	$903,654	$-
Accruals	3,287	648
	$906,941	$648

7.	INCOME TAX

The Company and its subsidiary are Malaysian incorporated companies and required to pay corporate income tax at 25% of taxable income.

Income tax expenses for the Company are summarized as follows:

	For the year ended
	December 31, 2015	December 31, 2014

Current:
Provision for Malaysian income tax	$121	$1,072
Deferred:
Provision for Malaysian income tax	-	-
	$121	$1,072

F-17

The Company recorded a profit (loss) before income tax of ($171,205) and $1,039 for the year ended December 31, 2015 and 2014 respectively. A reconciliation of the provision for income taxes with amounts determined by applying the Malaysian income tax rate of 25% to income before income taxes is as follows:

	For the year ended
	December 31, 2015	December 31, 2014

Profit (loss) before income tax	$(171,205)	$1,039
Permanent difference	171,689	3,249
Taxable income	$484	$4,288
Malaysian income tax rate	25%	25%
Current tax expenses	$121	$1,072
Less: Valuation allowance	-	-
Income tax expenses	$121	$1,072

No deferred tax has been provided as there are no material temporary differences arising during the year ended December 31, 2015 and 2014.

8.	RELATED PARTY TRANSACTIONS

As of December 31, 2015 and 2014, the director Dato’ Lim Hui Boon owed the Company $578,358 and $587,447, respectively. The amounts due from a director were unsecured, interest-free and repayable on demand.

As of December 31, 2015 and 2014, amounts due from related parties were as follows:

	As of December 31, 2015	As of December 31, 2014

Ho Wah Genting Holiday SDN BHD	$2,573	$-
Vitaxel SDN BHD	233,100	-
Vitaxel Online Mall SDN BHD	606	-
	$236,279	$-

The amounts due from related companies are unsecured, interest-free and repayable on demand.

F-18

As of December 31, 2015 and 2014, amounts due to directors were as follows:

	As of December 31, 2015	As of December 31, 2014

Gavin Lim Chun Hoo	$7,718	$-
Liew Jenn Lim	18	-
	$7,736	$-

Gavin Lim Chun Hoo and Liew Jenn Lim are directors of Beedo. The amounts due to directors were unsecured, interest-free and repayable on demand.

During the years ended December 31, 2015 and 2014, the Company recognized rental income of $6,147 and $7,340 respectively from Ho Wah Genting Berhad. The president of the Company, Dato’ Lim Hui Boon, is also the Group President of Ho Wah Genting Berhad. In addition, two sons of Dato’ Lim Hui Boon are directors of Ho Wah Genting Berhad.

During the year ended December 31, 2015, the Company recognized revenue from the provision of information technology services of $18,263 from Ho Wah Genting Holidays SDN BHD and $640 from Ho Wah Genting Berhad. Lim Chun Hoo, our Chief Executive Officer and director, is the Executive Director of Ho Wah Genting Holidays SDN BHD, a wholly owned subsidiary of Ho Wah Genting Berhad. The Company recognized no revenue from the provision of information technology services during the year ended December 31, 2014.

9.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office as of December 31, 2015 are payable as follows:

Year ending December 31, 2016	6,762
Year ending December 31, 2017	3,945
Total	$10,707

10.	BUSINESS ACQUISITION

On June 25, 2015 the Company acquired 1,625 common shares or 65% of the equity interests of Beedo for the sum of MYR 1,625 ($433). The purchase price was paid by the delivery to Beedo of MYR 1,625 ($433) in cash. The acquisition was accounted for as a business combination under the purchase method of accounting. Beedo’s results of operations were included in the Company’s results beginning June 25, 2015. The purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair value at the acquisition date as summarized in the following:

Purchase price	$433

Purchase price allocation:
Cash and cash equivalents	(26,632)
Other assets	(1,651)
Due from a related party	(98,533)
Property, plant and equipment, net	(445)
Accrued expenses	452
Due to related parties	133,315

Non-controlling interests	(2,277)

Goodwill	$4,662

F-19

Beedo contributed net revenues of $28,872 and a net loss of $22,951 for the period from June 25, 2015 to December 31, 2015.

On July 7, 2015, Beedo increased its issued and paid-up shares from 2,500 to 1,000,000. On that same date, the Company acquired an additional 508,375 shares in Beedo for MYR 508,375 ($133,403), making its balance of shares 510,000 and effectively diluting its shareholding in Beedo from 65% to 51%.

In 2015, the Company wrote down goodwill of $4,662, which eliminated all remaining goodwill of the Company. Goodwill was determined to have been impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income without substantial revenue increases, which are highly uncertain. Furthermore, the Company’s anticipated future cash flows indicate that the recoverability of goodwill is not reasonably assured. The goodwill write-down was included as a component of operating expense in 2015.

11.	EARNINGS (LOSS) PER SHARE

The Company has adopted ASC Topic No. 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year.

The following table sets forth the computation of basic and diluted earnings per share:

	For the years ended
	December 31, 2015	December 31, 2014

Net loss applicable to common shares	$(160,080)	$(33)

Weighted average common shares outstanding (Basic)	1,000,000	1,000,000

Weighted average common shares outstanding (Diluted)	1,000,000	1,000,000

	$(0.16)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

12.	SEGMENT INFORMATION

The Company’s operating businesses are organized based on the business activities from which the Company earns revenues. In June 2015, the Company acquired Beedo. After the acquisition was consummated, Beedo engaged in the provision of information technology services to generate revenue for the Company.

Our reported segments for the years ended December 31, 2015 and 2014 are described as follows:

F-20

Investment property holding

The Company generates rental income from the leasing out of its leasehold building.

Information technology services

The Company generates revenue from the provision of information technology services. This line of business commenced in the year 2015.

Others

These comprise of general operating and administrative expenses, and other income/expenses not directly attributable to the sources of revenue of the Company for the years ended December 31, 2015 and 2014.

The Company’s reportable segments are managed separately based on the fundamental differences in their operations.

Information with respect to these reportable business segments for the years ended December 31, 2015 and 2014 was as follows:

	For the years ended
	December 31, 2015	December 31, 2014

Revenues:
Investment property holding	$6,147	$7,340
Information technology services	28,872	-
Others	-	-
	$35,019	$7,340

Cost of revenues:
Investment property holding	$-	$-
Information technology services	10,194	-
Others	-	-
	$10,194	$-

Depreciation:
Investment property holding	$1,621	$1,935
Information technology services	-	-
Others	2,202	-
	$3,823	$1,935

Net income (loss):
Investment property holding	$4,526	$5,405
Information technology services	18,678	-
Others	(194,530)	(5,438)
	$(171,326)	$(33)

F-21

	December 31, 2015
	Investment property holding	Information technology services	Others	Total
Identifiable long-lived assets, net	$60,286	$-	$26,185	$86,471

	December 31, 2014
	Investment property holding	Information technology services	Others	Total
Identifiable long-lived assets, net	$75,882	$-	$-	$75,882

The Company does not allocate any administrative expenses and other income/expenses to its reportable segments because these activities are managed at a corporate level. In addition, the specified amounts for income tax expense are not included in the measure of segment profit or loss reviewed by the chief operating decision maker and these specified amounts are not regularly provided to the chief operating decision maker. Therefore, the Company has not disclosed income tax expense for each reportable segment.

Asset information by reportable segment is not reported to or reviewed by the chief operating decision maker and, therefore, the Company has not disclosed asset information for each reportable segment. The Company’s operations are located in Malaysia. All revenues are derived from customers in Malaysia. All of the Company’s operating assets are located in Malaysia.

13.	FAIR VALUE MEASUREMENTS

Fair Value of Financial Assets

The Company’s financial assets measured at fair value on a recurring basis subject to disclosure requirements at December 31, 2015 and 2014 were as follows:

		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobserved
	December 31,	Assets	Inputs	Inputs
	2015	(Level 1)	(Level 2)	(Level 3)
Short-term investments:
Quoted shares in Malaysia	$40,979	$40,979	$-	$-
Total short-term investments	40,979	40,979	-	-
Total financial assets measured at fair value	$40,979	$40,979	$-	$-

Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobserved
	December 31,	Assets	Inputs	Inputs
	2014	(Level 1)	(Level 2)	(Level 3)
Short-term investments:
Quoted shares in Malaysia	$-	$-	$-	$-
Total short-term investments	-	-	-	-
Total financial assets measured at fair value	$-	$-	$-	$-

F-22

14.	SUBSEQUENT EVENTS

On August 12, 2016, the Company completed the disposal of its subsidiary, Beedo, by wholly transferring the shares it owns to a related party, Dato’ Lim Hui Boon, for consideration of $126,708 (RM 510,000).

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined that there are no additional items to disclose except above mentioned matters.

F-23

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	As of
	September 30,	As of
	2016	December 31,
	(Unaudited)	2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$695,029	$471,907
Other receivables, deposits and prepayment	46,945	2,175
Amount due from directors	668,508	578,358
Amount due from related companies	803,532	236,279
Short-term investments	59,034	40,979
Total Current Assets	2,273,048	1,329,698

PROPERTY AND EQUIPMENT, NET	65,266	86,471
TOTAL ASSETS	$2,338,314	$1,416,169

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Other payables and accrued expenses	$2,138,536	$906,941
Amount due to directors	-	7,736
Amount due to related companies	63,254	-
Total Current Liabilities	2,201,790	914,677

STOCKHOLDERS’ EQUITY
Common stock (MYR 1 Malaysian ringgit par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015)	402,172	402,172
Retained earnings	(37,338)	265,355
Non-controlling interest	-	101,861
Accumulated other comprehensive loss	(228,310)	(267,896)
Total Stockholders’ Equity	136,524	501,492

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,338,314	$1,416,169

The accompanying notes are an integral part of the consolidated financial statements.

F-24

HO WAH GENTING GROUP SDN BHD

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

REVENUE	$19,052	$1,466	$19,052	$4,762

COST OF REVENUE	3,082	4,846	3,082	4,846

GROSS PROFIT (LOSS)	15,970	(3,380)	15,970	(84)

OPERATING EXPENSES
Administrative expenses	106,900	62,693	272,353	100,064
Goodwill written off	-	-	-	-
Total Operating Expenses	106,900	62,693	272,353	100,064

LOSS FROM OPERATIONS	(90,930)	(66,073)	(256,383)	(100,148)

OTHER (EXPENSES) INCOME, NET
Interest expenses	205	-	205	-
Other operating expenses	(42,004)	(4,320)	(42,383)	(4,320)
Other income	(9,217)	(3,926)	(615)	2,048
Exchange gain (loss)	2,877	-	2,265	-
Total Other (Expenses) Income, net	(48,139)	(8,246)	(40,528)	(2,272)

LOSS BEFORE TAX PROVISION	(139,069)	(74,319)	(296,911)	(102,420)

Income tax provision	(3)	(125)	(736)	(125)

LOSS FROM CONTINUING OPERATIONS	(139,072)	(74,444)	(297,647)	(102,545)
Gain (loss) from discontinued operations	47,831	(20,404)	(16,810)	(20,404)
NET LOSS	(91,241)	(94,848)	(314,457)	(122,949)
OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation (loss) gain	(15,788)	(134,399)	39,584	(180,248)

TOTAL COMPREHENSIVE LOSS	$(107,029)	$(229,247)	$(274,873)	$(303,197)

Net loss contributed to non-controlling interest	$-	-	-
Net loss contributed to shareholders	(139,072)	$(74,444)	$(297,647)	$(102,545)
	(139,072)	(74,444)	(297,647)	(102,545)
Discontinued operations	47,831	(20,404)	(16,810)	(20,404)
	(91,241)	(94,848)	(314,457)	(122,949)
Total comprehensive loss contributed to non-controlling interest	$-	-	-	-
Total comprehensive loss contributed to shareholders	(107,029)	$(229,247)	$(274,873)	$(303,197)

Net income (loss) per share
- basic and diluted
Continuing	$(0.14)	$(0.07)	$(0.30)	$(0.10)
Discontinued	0.05	(0.02)	(0.02)	(0.02)
	$(0.09)	$(0.09)	$(0.32)	$(0.12)

Weighted average number of shares outstanding during the period
- basic and diluted	1,000,000	1,000,000	1,000,000	1,000,000

The accompanying notes are an integral part of the consolidated financial statements.

F-25

HO WAH GENTING GROUP SDN BHD

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(314,457)	$(122,949)
Adjusted to reconcile net loss to net cash used in operating activities:
Depreciation – property and equipment	1,583	1,316
Changes in operating assets and liabilities
Other receivables and accruals	(46,658)	(29,419)
Amount due from related parties	(503,999)	(2,305)
Current assets from disposal of subsidiaries	10,788	(116,025)
Current liabilities from disposal of subsidiaries	(8,936)	7,535
Other payables and accrued expenses	1,232,795	708,419
Advance from director	(90,150)	(274,443)
Net cash provided by operating activities	280,966	172,129

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,622)	(27,547)
Non-current assets from disposal of subsidiaries	24,596	(25,246)
Investment equity	(16,897)	-
Net cash provided by (used in) investing activities	5,077	(52,793)

CASH FLOWS FROM FINANCING ACTIVITIES
Stockholders’ equity from disposal of subsidiaries	(87,054)	88,220
Net cash (used in) provided by financing activities	(87,054)	88,220

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	33,033	(60,050)

NET INCREASE IN CASH AND CASH EQUIVALENTS	232,022	147,506

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	463,007	6,117

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$695,029	$153,623

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$-	$-

Cash paid for income tax	$736	$196

F-26

HO WAH GENTING GROUP SDN BHD

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS

Ho Wah Genting Group SDN BHD (the “Company”), was incorporated in Malaysia on September 2, 1985. The Company is primarily engaged in property investment holding, travel agency services and information technology services.

On June 25, 2015 the Company acquired 65% of the equity interests of Beedo SDN BHD (“Beedo”). On July 7, 2015, Beedo increased its issued and paid-up shares from 2,500 to 1,000,000. HWGG acquired an additional 508,375 shares on that date, making its balance of shares 510,000 and effectively diluting its shareholding in Beedo from 65% to 51%. Beedo is mainly engaged in the provision of information technology services (see Note 10).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information article 10 of Regulation S-X.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Principles of consolidation

The unaudited consolidated financial statements include the accounts of HWGG and its subsidiary, Beedo, collectively referred to within as the Company. All material intercompany accounts, transactions, and profits have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translation and transactions

The functional currency of the Company is the Malaysian Ringgit (“MYR”) and reporting currency of the Company is the United States Dollar (“USD”). The financial statements of the Company are translated into USD using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity.

Cash and cash equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As at September 30, 2016 and December 31, 2015, the Company’s cash and cash equivalents were comprised of cash in bank of $695,029 and $471,907 respectively.

F-27

Investments

The Company invests its excess cash primarily in equity instruments of high-quality corporate issuers listed on the Main Board of Bursa Malaysia. Such securities are classified as short-term investments. They are classified as available-for-sale and carried at fair value.

Changes in the value of these investments are primarily related to changes in their share prices and are considered to be temporary in nature. Except for declines in fair value that are not considered temporary, net unrealized gains or losses on these investments are reported in the Consolidated Statements of Comprehensive Loss. The Company recognizes realized gains and losses upon sale of investments using the specific identification method.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of September 30, 2016 and December 31, 2015, none of the Company’s assets and liabilities were required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Leasehold building	50 years

Computer and software	5 years

Furniture and fixtures	5 years

Leasehold improvement	10 years

F-28

Goodwill and intangible assets

Goodwill is calculated as the purchase premium after adjusting for the fair value of net assets acquired. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or when events or circumstances indicate a potential impairment, at the reporting unit level.

Under applicable accounting guidance, the goodwill impairment analysis is a two-step test. The first step of the goodwill impairment test involves comparing the fair value of each reporting unit with its carrying amount including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, the second step must be performed to measure potential impairment. The second step involves calculating an implied fair value of goodwill for each reporting unit for which the first step indicated possible impairment. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination, which is the excess of the fair value of the reporting unit, as determined in the first step, over the aggregate fair values of the assets, liabilities and identifiable intangibles as if the reporting unit was being acquired in a business combination.

Measurement of the fair values of the assets and liabilities of a reporting unit is consistent with the requirements of the fair value measurements accounting guidance, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The adjustments to measure the assets, liabilities, and intangibles at fair value are for the purpose of measuring the implied fair value of goodwill and such adjustments are not reflected in the consolidation balance sheet. If the implied fair value of goodwill exceeds the goodwill assigned to the reporting unit, there is no impairment. If the goodwill assigned to a reporting unit exceeds the implied fair value of goodwill, an impairment charge is recorded for the excess. An impairment loss recognized cannot exceed the amount of goodwill assigned to a reporting unit. An impairment loss establishes a new basis in the goodwill and subsequent reversals of goodwill impairment losses are not permitted under applicable accounting guidance.

Goodwill amounting to $4,662 was generated from the acquisition of Beedo on June 25, 2015. In 2015, the Company recorded a goodwill write-down of $4,662, which eliminated all remaining goodwill of the Company. Goodwill was determined to have been impaired because of the current financial condition of the Company and the Company’s inability to generate future operating income. Furthermore, the Company’s anticipated future cash flows indicate that the recoverability of goodwill is not reasonably assured. The goodwill write-down was included as a component of operating expense in 2015.

For intangible assets subject to amortization, an impairment loss is recognized if the carrying amount of the intangible asset is not recoverable and exceeds fair value. The carrying amount of the intangible asset is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset.

Revenue recognition

The Company provides rental and information technology services to customers. Lease revenue is recognized using the straight-line method in accordance with ASC Topic 970-605, “Real Estate-General-Revenue Recognition” (“ASC Topic 970-605”). Revenue from the provision of information technology services is recognized when (a) there is persuasive evidence that an arrangement exists, (b) delivery has occurred, (c) the vendor’s fee is fixed or determinable and (d) collectability is probable in accordance with ASC Topic 95-605, “Software-Revenue Recognition” (“ASC 985-605”).

Income taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the combined financial statements.Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

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The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes are classified as a component of the provisions for income taxes. The Company did not recognize any income tax due to uncertain tax positions or incur any interest and penalties related to potential underpaid income tax expense as of September 30, 2016, and 2015 respectively.

Comprehensive loss

Comprehensive loss includes net loss and cumulative foreign currency translation adjustments and is reported in the Combined Statement of Comprehensive Loss.

Loss per share

The loss per share is computed using the weighted average number of shares outstanding during the fiscal years. For the three and nine months ended September 30, 2016 and 2015, there is no dilutive effect due to net loss for the periods.

Segment reporting

ASC Topic 280 requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. During the period ended September 30, 2016, the Company operated in three reportable business segments: (1) investment property holding which generates rental income from the leasing out of its leasehold building, (2) information technology services, which generates revenue from the provision of information technology services, (3) the others which comprise of general operating and administrative expenses, and other income/expenses not directly attributable to the sources of revenue of the Company for the nine months ended September 30, 2016 and year ended December 31, 2015.

Related party transactions

A related party is generally defined as:

(i) any person that holds the Company’s securities including such person’s immediate families,

(ii) the Company’s management,

(iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or

(iv) anyone who can significantly influence the financial and operating decisions of the Company.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recently issued accounting pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.

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The FASB issued this ASU as part of its initiative to reduce complexity in accounting standards. The objective of the simplification initiative is to identify, evaluate, and improve areas of U.S. GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements.

This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The FASB heard from stakeholders that the concept of extraordinary items causes uncertainty because it is unclear when an item should be considered both unusual and infrequent. Additionally, some stakeholders said that although users find information about unusual or infrequent events and transactions useful, they do not find the extraordinary item classification and presentation necessary to identify those events and transactions. Other stakeholders noted that it is extremely rare in current practice for a transaction or event to meet the requirements to be presented as an extraordinary item.

This ASU will also align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The FASB has issued an Accounting Standards Update (ASU) No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions).

The ASU focuses on the consolidation evaluation for reporting organizations (public and private companies and not-for-profit organizations) that are required to evaluate whether they should consolidate certain legal entities.

In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification™ and improves current GAAP by:

-Placing more emphasis on risk of loss when determining a controlling financial interest. A reporting organization may no longer have to consolidate a legal entity in certain circumstances based solely on its fee arrangement, when certain criteria are met.

-Reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (VIE).

-Changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs.

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The ASU will be effective for periods beginning after December 15, 2015, for public companies. For private companies and not-for-profit organizations, the ASU will be effective for annual periods beginning after December 15, 2016; and for interim periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period.

The FASB has issued Accounting Standards Update No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. Existing GAAP does not include explicit guidance about a customer’s accounting for fees paid in a cloud computing arrangement. Examples of cloud computing arrangements include: (a) software as a service; (b) platform as a service; (c) infrastructure as a service; and (d) other similar hosting arrangements.

The amendments add guidance to Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software, which will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The guidance already exists in the FASB Accounting Standards Codification™ in paragraphs 985-605-55-121 through 55-123, but it is included in a Subtopic applied by cloud service providers to determine whether an arrangement includes the sale or license of software.

The amendments provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments do not change the accounting for a customer’s accounting for service contracts. As a result of the amendments, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets.

For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities.

An entity can elect to adopt the amendments either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. For prospective transition, the only disclosure requirements at transition are the nature of and reason for the change in accounting principle, the transition method, and a qualitative description of the financial statement line items affected by the change. For retrospective transition, the disclosure requirements at transition include the requirements for prospective transition and quantitative information about the effects of the accounting change.

The FASB has issued ASU No. 2015-06, Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (a consensus of the FASB Emerging Issues Task Force). The amendments apply to master limited partnerships subject to the Master Limited Partnerships Subsections of Topic 260, Earnings per Share, that receive net assets through a dropdown transaction.

The amendments specify that for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required.

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Current GAAP does not contain guidance for master limited partnerships that specifies how historical earnings per unit should be affected when a dropdown transaction occurs that is accounted for as a transaction between entities under common control.

The amendments are effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments should be applied retrospectively for all financial statements presented.

The FASB has issued Accounting Standards Update 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). The amendments apply to reporting entities that elect to measure the fair value of an investment using the net asset value per share (or its equivalent) practical expedient.

Topic 820, Fair Value Measurement, permits a reporting entity, as a practical expedient, to measure the fair value of certain investments using the net asset value per share of the investment. Currently, investments valued using the practical expedient are categorized within the fair value hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. For investments that are redeemable with the investee at a future date, a reporting entity must consider the length of time until those investments become redeemable to determine the classification within the fair value hierarchy.

The amendments remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted.

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

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2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09. The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

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All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09.

The FASB has issued Accounting Standards Update (ASU) No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments.

U.S. GAAP currently requires that during the measurement period, the acquirer retrospectively adjust the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Those adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts initially recognized or would have resulted in the recognition of additional assets or liabilities. The acquirer also must revise comparative information for prior periods presented in financial statements as needed, including revising depreciation, amortization, or other income effects as a result of changes made to provisional amounts.

The amendments require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.

The amendments require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date.

For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued.

The only disclosures required at transition should be the nature of and reason for the change in accounting principle. An entity should disclose that information in the first annual period of adoption and in the interim periods within the first annual period if there is a measurement-period adjustment during the first annual period in which the changes are effective.

The FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets.

The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.

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The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

3.	CASH AND AVAILABLE FOR SALE SECURITIES

	Estimated
	Fair Value
	As of September 30, 2016 (Unaudited)	As of December 31, 2015
Cash and cash equivalents:
Cash	$695,029	$471,907
Short-term investments:
Quoted shares in Malaysia	59,034	40,979
Total short-term investments	59,034	40,979
Total cash, and cash equivalents, and short-term investments	$754,063	$512,886

Realized gains and realized losses were not significant for either the period ended September 30, 2016 or year ended December 31, 2015. As of September 30, 2016 and December 31, 2015, unrealized gains on investments were $0 and $820 respectively.

During the period ended September 30, 2016 and year ended December 31, 2015, the Company did not recognize any impairment charges on outstanding investments. As of September 30, 2016, the Company did not consider any of its investments to be other-than-temporarily impaired.

4.	OTHER RECEIVABLES, NET

Other receivables consist of the following:

		As of September 30, 2016 (Unaudited)	As of December 31, 2015

Other receivables	(1)	$46,467	$-
Deposits	(2)	478	2,175
GST recoverable		-	-
		$46,945	$2,175

(1)	Other receivables include receivables from other parties.

(2)	Deposits represented payments for telephone, electricity, water, maintenance fee, rental & utility and parking.

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5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of September 30, 2016 (Unaudited)	As of December 31, 2015

Leasehold building	$76,561	$73,741
Computer and software	4,319	1,024
Furniture and fixtures	-	22,254
Leasehold improvement	-	4,971
	80,880	101,990

Less: Accumulated depreciation	(15,614)	(15,519)

Balance at end of year	$65,266	$86,471

Depreciation expenses was $1,043 and $1,038 for the three months ended September 30, 2016 and 2015, respectively, and $4,886 and $1,907 for the nine months ended September 30, 2016 and 2015, respectively.

6.	OTHER PAYABLES AND ACCRUALS

	As of September 30, 2016 (Unaudited)	As of December 31, 2015

Other payables	2,136,508	903,654
Accruals	2,028	3,287
	$2,138,536	$906,941

7.	INCOME TAX

The Company and its subsidiary are Malaysia incorporated companies and required to pay corporate income tax at 25% of taxable income.

Income tax expenses for the Company are summarized as follows:

	For the Nine months ended
	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)

Current:
Provision for Malaysian income tax	$736	$-
Under provision in prior years	-	125
Deferred:
Provision for Malaysian income tax	-	-
	$736	$125

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The Company recorded a loss before income tax of $320,920 and $127,486 for the period ended September 30, 2016 and 2015 respectively. A reconciliation of the provision for income taxes with amounts determined by applying the Malaysian income tax rate of 25% to income before income taxes is as follows:

	For the Nine months ended
	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)

Profit (loss) before income tax	$(320,920)	$(127,486)
Permanent difference	323,864	127,486
Taxable income	$2,944	$-
Malaysian income tax rate	25%	25%
Current tax expenses	$736	$-
Under provision in prior years	-	125
Less: Valuation allowance	-	-
Income tax expenses	$736	$125

No deferred tax has been provided as there are no material temporary differences arising during the period ended September 30, 2016 and 2015.

8.	RELATED PARTY TRANSACTIONS

As of September 30, 2016 and December 31, 2015, the director Dato’ Lim Hui Boon owed the Company $644,307 and $578,358 respectively. As of September 30, 2016 and December 31, 2015, amount due from director, Gavin Lim Chun Hoo was $24,201 and nil respectively. The amounts due from a director were unsecured, interest-free and repayable on demand.

As of September 30, 2016 and December 31, 2015, amounts due from related companies were as follows:

	As of September 30, 2016 (Unaudited)	As of December 31, 2015

Ho Wah Genting Holiday SDN BHD	$-	$2,573
Vitaxel SDN BHD	779,330	233,100
Ho Wah Genting Berhad	-	-
Vitaxel Online Mall SDN BHD	24,202	606
	$803,532	$236,279

The amounts due from related companies are unsecured, interest-free and repayable on demand.

As of September 30, 2016 and December 31, 2015, amounts due to related companies were as follows:

	As of September 30, 2016 (Unaudited)	As of December 31, 2015

Ho Wah Genting Holiday SDN BHD	$330	$-
Beedo SDN BHD	62,924	-
	$63,254	$-

As of the disposal of its subsidiary, Beedo, the balance was thereof treated as related party. The amounts due to related companies are unsecured, interest-free and repayable on demand.

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As of September 30, 2016 and December 31, 2015, amounts due to directors were as follows:

	As of September 30, 2016 (Unaudited)	As of December 31, 2015

Gavin Lim Chun Hoo	$-	$7,718
Liew Jenn Lim	-	18
	$-	$7,736

Gavin Lim Chun Hoo and Liew Jenn Lim are directors of Beedo. The amounts due to directors were unsecured, interest-free and repayable on demand.

During the period ended September 30, 2016 and year ended December 31, 2015, the Company recognized $4,414 and $6,147 rental income respectively from Ho Wah Genting Berhad. Two sons of Dato’ Lim Hui Boon, who is the president of the Company, are the directors of Ho Wah Genting Berhad. Dato Lim Hui Boon is also the Group President and shareholder of Ho Wah Genting Berhad.

During the period ended September 30, 2016, the Company recognized $74,291 revenue from the provision of information technology services from Ho Wah Genting Berhad and Ho Wah Genting Holidays SDN BHD, its wholly owned subsidiary. Lim Chun Hoo, our Chief Executive Officer and director, is the Executive Director of Ho Wah Genting Holidays SDN BHD.

During the year ended December 31, 2015, the Company recognized revenue from the provision of information technology services of $18,263 from Ho Wah Genting Holidays SDN BHD and $640 from Ho Wah Genting Berhad.

9.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office as of September 30, 2016 are payable as follows:

Year ending December 31, 2016	1,452
Year ending December 31, 2017	1,452
Total	$2,904

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10.	EARNINGS (LOSS) PER SHARE

The Company has adopted ASC Topic No. 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year.

The following table sets forth the computation of basic and diluted earnings per share:

	For the three months ended		For the nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net loss applicable to common shares	$(91,241)	$(94,848)	$(314,457)	$(127,611)

Weighted average common shares outstanding (Basic)	1,000,000	1,000,000	1,000,000	1,000,000

Weighted average common shares outstanding (Diluted)	1,000,000	1,000,000	1,000,000	1,000,000

	$(0.09)	$(0.09)	$(0.31)	(0.13)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

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11.	SEGMENT INFORMATION

The Company’s operating businesses are organized based on the business activities from which the Company earns revenues. In June 2015, the Company acquired Beedo. After the acquisition was consummated, Beedo engaged in the provision of information technology services to generate revenue for the Company until disposal.

Our reported segments for the period ended September 30, 2016 and year ended December 31, 2015 are described as follows:

Investment property holding

The Company generates rental income from the leasing out of its leasehold building.

Information technology services

The Company generates revenue from the provision of information technology services. This line of business commenced in the year 2015.

Others

These comprise of general operating and administrative expenses, and other income/expenses not directly attributable to the sources of revenue of the Company for the periods ended September 30, 2016 and 2015.

The Company’s reportable segments are managed separately based on the fundamental differences in their operations.

Information with respect to these reportable business segments for the period ended September 30, 2016 and 2015 was as follows:

	For the three months ended		For the nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Investment property holding	$4,414	$1,466	$4,414	$4,762
Information technology services	-	-	-	-
Others	14,638	-	14,638	-
	$19,052	$1,466	$19,052	$4,762

Cost of revenues:
Investment property holding	$3,082	$4,846	$3,082	$4,846
Information technology services	-	-	-	-
Others	-	-	-	-
	$3,082	$4,846	$3,082	$4,846

Depreciation:
Investment property holding	$611	$447	$1,583	$1,316
Information technology services	-	-	-	-
Others	-	-	-	-
	$611	$447	$1,583	$1,316

Loss from continuing operations:
Investment property holding	$1,332	$(3,380)	$1,332	$(84)
Information technology services	-	-	-	-
Others	(140,404)	(71,064)	(298,979)	(102,461)
	$(139,072)	$(74,444)	$(297,647)	$(102,545)

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	September 30, 2016
	(Unaudited)
	Investment property holding	Information technology services	Others	Total
Identifiable long-lived assets, net	$61,504	$-	$3,762	$65,266

	December 31, 2015
	Investment property holding	Information technology services	Others	Total
Identifiable long-lived assets, net	$60,286	$-	$26,185	$86,471

The Company does not allocate any operating and administrative expenses, other income/expenses to its reportable segments because these activities are managed at a corporate level. In addition, the specified amounts for income tax expense are not included in the measure of segment profit or loss reviewed by the chief operating decision maker and these specified amounts are not regularly provided to the chief operating decision maker. Therefore, the Company has not disclosed income tax expense for each reportable segment.

Asset information by reportable segment is not reported to or reviewed by the chief operating decision maker and, therefore, the Company has not disclosed asset information for each reportable segment. The Company’s operations are located in Malaysia. All revenues are derived from customers in Malaysia. All of the Company’s operating assets are located in Malaysia.

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12.	FAIR VALUE MEASUREMENTS

Fair Value of Financial Assets

The Company’s financial assets measured at fair value on a recurring basis subject to disclosure requirements at September 30, 2016and December 31, 2015 were as follows:

		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobserved
	September 30,	Assets	Inputs	Inputs
	2016	(Level 1)	(Level 2)	(Level 3)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Short-term investments:
Quoted shares in Malaysia	$59,034	$59,034	$-	$-
Total short-term investments	59,034	59,034	-	-
Total financial assets measured at fair value	$59,034	$59,034	$-	$-

		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobserved
	December 31,	Assets	Inputs	Inputs
	2015	(Level 1)	(Level 2)	(Level 3)
Short-term investments:
Quoted shares in Malaysia	$40,979	$40,979	$-	$-
Total short-term investments	40,979	40,979	-	-
Total financial assets measured at fair value	$40,979	$40,979	$-	$-

13.	DIVESTITURE

On June 25, 2015 the Company acquired 65% of the equity interests of Beedo, a Malaysian company founded by Lim Chun Hoo, our chief executive officer and director, who served as its director since May 2014. On July 7, 2015, Beedo increased its number of authorized shares from 400,000 shares to 1,000,000 shares. Shortly thereafter, the Company acquired an additional 508,375 shares in Beedo for MYR 508,375 ($133,403) and its equity interest in Beedo became 51%.

On August 12, 2016, the Company completed the disposal of its subsidiary, Beedo, by wholly transferring the shares it owns to a related party, Dato’ Lim Hui Boon, for the consideration of $126,708 (RM 510,000).

Summarized financial information for discontinued operations is shown in the tables below.

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Total revenue	$33,603	$-	$74,291	$-
Income (loss) from discontinued operations	$40,632	$(20,404)	$(24,009)	$(20,404)
Gain on disposal	7,199	-	7,199	-
Total gain (loss) from discontinued operations, before income taxes	$47,831	$(20,404)	$(16,810)	$(20,404)
Provision for income taxes	-	-	-	-
Gain (loss) from discontinued operations, net of tax	$47,831	$(20,404)	$(16,810)	$(20,404)

	As of
	September 30,	As of
	2016	December 31,
	(Unaudited)	2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-	$8,900
Other receivables, deposits and prepayment	-	1,888
Other current assets	-	179,487
Total Current Assets	-	190,275

PROPERTY AND EQUIPMENT, NET	-	24,596
TOTAL ASSETS	$-	$214,871

LIABILITIES
Other payables and accrued expenses	$-	$1,200
Amount due to directors	-	7,736
Total Liabilities	-	8,936

14.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined that there are no additional items to disclose except above mentioned matters.

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